FOR IMMEDIATE RELEASE	Exhibit 99.1

CUBIST PHARMACEUTICALS ANNOUNCES FULL YEAR 2010 REVENUES:

TOTAL NET REVENUES OF $636 MILLION;

U.S. NET PRODUCT REVENUES OF $600 MILLION

Lexington, Mass., January 10, 2011 -- Cubist Pharmaceuticals, Inc. (NASDAQ:  CBST) today announced unaudited total net revenues for both the fourth quarter and full year ended December 31, 2010.

Following is a table detailing 2010 full year and fourth quarter revenues:

	Year ended
	December 31,
	2010	2009	Change	% Change
(in millions, except percentages)	(unaudited)
U.S. product revenue, net	$599.6	$524.0	$75.6	14%
International product revenues	25.3	13.8	11.5	84%
Service revenues (1)	8.5	22.5	(14.0)	-62%
Other revenues	3.0	1.8	1.2	63%
Total revenues, net	$636.4	$562.1	$74.3	13%

	Three months ended
	December 31,
	2010	2009	Change	% Change
(in millions, except percentages)	(unaudited)
U.S. product revenue, net	$154.9	$147.8	$7.1	5%
International product revenues	6.3	4.9	1.4	30%
Service revenues (1)	-	13.5	(13.5)	N/A
Other revenues	0.6	0.5	0.1	12%
Total revenues, net	$161.8	$166.7	$(4.9)	-3%

(1) Consists of revenues from Cubist’s promotion and other activities in the U.S. with respect to AstraZeneca’s MERREM® I.V. (meropenem for injection). The agreement with AstraZeneca, as amended, expired in accordance with its terms on June 30, 2010.

Michael Bonney, President and CEO of Cubist said, “Net product revenues from CUBICIN in the U.S. are consistent with the updated revenue Guidance range we provided in early December. As noted at that time, cost pressures in U.S. hospitals have had an impact on the sales of branded therapies in the hospital setting this year. In 2010, healthcare reform in the U.S. also had an impact on net income. In this increasingly challenging marketplace, and after 7 years on the market, CUBICIN continues to track as the most successful IV antibiotic in U.S. history in dollar terms.”

Cubist will issue its full earnings release and host its fourth quarter and full year 2010 earnings conference call and webcast with slides on Thursday, January 20, 2011. The webcast presentation will also include a discussion of the company’s business activities, financial outlook, and current news. Call details are provided below.

65 Hayden Avenue, Lexington, MA 02421     P 781.860.8660     F 781.861.0566     www.cubist.com

******************CONFERENCE CALL & WEBCAST INFORMATION******************

Cubist will host a conference call and live audio webcast to discuss both its fourth quarter and full year 2010 financial results, business activities and financial outlook.

WHEN: Thursday, January 20, 2011 at 5:00 p.m. ET

LIVE DOMESTIC & CANADA CALL-IN: 877-407-8289

LIVE INTERNATIONAL CALL-IN: 201-689-8341

24-HOUR REPLAY DOMESTIC & CANADA: 877-660-6853

24-HOUR REPLAY INTERNATIONAL: 201-612-7415

REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):

ACCOUNT #: 351 CONFERENCE ID #: 340955

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days via the Internet at www.cubist.com

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment. In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a class of anti-infectives called lipopeptides. The Cubist clinical product pipeline currently consists of a Phase 2 program focused on the development of a novel cephalosporin to address certain serious infections caused by multi-drug resistant (MDR) Gram-negative organisms; and a Phase 2 program for the treatment of CDAD (Clostridium difficile-associated diarrhea). Cubist is also working on several pre-clinical programs being developed to address areas of significant medical needs. These include therapies to treat various serious bacterial infections and agents to treat acute pain. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

AstraZeneca and MERREM are registered trademarks of the AstraZeneca group of companies.

Contacts:
Cubist Pharmaceuticals, Inc.	Weber Shandwick
Eileen C. McIntyre	Tara Murphy
Senior Director, Corporate Communications	(617) 520-7045
(781) 860-8533	tara.murphy@webershandwick.com
eileen.mcintyre@cubist.com